                 SCHEDULE 1 - JUNE 30, 1999 FINANCIAL STATEMENTS



PROFIL CDI MULTIMEDIA
BILAN
AU 30 JUIN 1999


        ACTIF

Encasse                                                                    (805)
Comptes Recevables                                                      153,742
Inventaire dev logiciel                                                  40,618
Equipment du bureau                                                       2,181
Materiel informatique                                                    21,748
                                                                        217,484

        PASSIF

Comptes Payables                                                        213,231
CAPITAL
Capital Action                                                           10,107
Benefices Non-Repartis                                                     (659)
Dividendes                                                               (51307)
Benefice Net de L'Exercise                                               46,112
Total Capital                                                             4,253
Total Passif et Capital                                                 217,484


PROFIL CDI MULTIMEDIA
ETAT DES RESULTATS
DU 1 MARS 1999 AU 30 JUIN 1999

Revenue                                                                   51,632
Cout des Ventes                                                           12,612
Benefice Brut                                                             39,020
Depenses                                                                  20,097
                                                                          18,923

                            EXHIBIT 6 (B) PROFIL CDI



SCHEDULE 4 - MATERIAL CONTRACTS (60K+) LEASES

Profil CDI has no material contracts over 60k.

                            EXHIBIT 6 (B) PROFIL CDI



SCHEDULE 5 - LEASES

Please refer to the June 30, 1999 AXYN Corporation Audit page 10.

Thursday, September 02, 1999

Mr. Scott Feagan
AXYN Corporation
338 Montreal Road, Suite 201
Vanier, Ontario K1L 6B3

                        RE: LITIGATION AGAINST PROFIL CDI


Dear Mr. Feagan:

As of August 31, 19099 there was no legal or potential actions in which I represent Profil CDI, or any of its units, subsidiaries, either as Plaintiff or Defendant, or otherwise.


Yours truly,




Me Raymond Carrier